News

For further information contact:

Derek Leckow
Vice President
Investor Relations
(717) 849-7863	For Immediate Release

DENTSPLY International Announces Agreement to
Acquire Astra Tech from AstraZeneca

•	Increases DENTSPLY’s revenue by approximately 25%
•	Doubles the Company’s position within the high growth dental implant segment
•	Creates a leading digital dentistry platform for customized abutments
•	Provides additional platform for growth in a related consumable medical device market
•	Expected to be accretive to adjusted earnings per share; accelerates sales and earnings growth

York, PA –June 22, 2011 – DENTSPLY International Inc. (NASDAQ – XRAY), a global leader in professional dental products, today announced that it has signed a definitive agreement to acquire Astra Tech, a leading provider of dental implant products, based in Mölndal, Sweden, from AstraZeneca for approximately $1.8 billion in cash.  This transaction combines two of the fastest growing dental implant businesses, creating a strong global competitor with a number three market position.  This transaction strengthens DENTSPLY’s leadership position in the global dental market and is expected to be immediately accretive to DENTSPLY’s adjusted earnings per share.1

Astra Tech, a subsidiary of AstraZeneca, is a leading developer, manufacturer and marketer of dental implants, customized implant abutments and consumable medical devices in the urology and surgery market segments.  Astra Tech, which recorded worldwide revenue of $535 million in 2010, operates through two divisions: Astra Tech Dental and Astra Tech Healthcare.  Astra Tech Dental offers a comprehensive portfolio of clinically supported dental implants and abutments.  Consistent with DENTSPLY’s core strategies, Astra Tech’s focus on clinical research support for its products has helped position it as one of the most respected dental implant brands.  Astra Tech Dental’s Atlantis™  business is a leading provider of CAD/CAM customized implant abutments.  Astra Tech Healthcare is a leading provider of hydrophilic intermittent catheters, with its LoFric® brand hydrophilic catheter having a leading position in the European market.

Bret Wise, DENTSPLY’s Chairman and Chief Executive Officer stated, “Astra Tech provides a dynamic opportunity for DENTSPLY in several areas.  The combination more than doubles our position in dental implants while expanding the breadth of our portfolio in this growing segment of dentistry.  The urology and surgery business and management team provide us with additional growth opportunities within the broader medical devices category with a strong market position and an exciting pipeline of new products.    The level of innovation and clinical research at Astra Tech is extremely complementary with our existing business and strategy and will clearly differentiate us from our competition.  We look forward to welcoming our new associates and together we will continue to focus on bringing highly innovative, clinically supported opportunities to dental, urology and surgical professionals around the world.”

Benefits of Transaction

•
Creates a leading dental implant franchise:  Astra Tech Dental, one of the fastest growing implant businesses, is recognized as a leader in clinical research and innovative products in the global dental implant market.  DENTSPLY’s existing dental implant business has also been growing rapidly, and the combination of the two will create a global business with a number three market position.

•
Growth and earnings accretive:  The combination with Astra Tech is expected to accelerate DENTSPLY’s revenue and earnings growth rates.  Additionally, the transaction is expected to be accretive to adjusted earnings per share1 by $0.12 to $0.17 in the first full year following the close of the transaction; $0.30 to $0.40 per share by the third year, including the benefits of sales and operational synergies.  Including transaction-related amortization, the transaction is expected to be modestly dilutive to earnings per share in the first full year and accretive thereafter.

•
Accelerates digital dentistry strategy:  Astra Tech’s Atlantis™ business is a leader in the fast growing customized abutment category with substantial opportunity to leverage the technology in global markets.  The combination of Atlantis’ CAD/CAM offering with DENTSPLY’s global digital dentistry platform positions the Company to capitalize on and accelerate the market’s shift to digital solutions.

•
New opportunity for growth with Astra Tech Healthcare:  Astra Tech Healthcare is a leader in the European hydrophilic intermittent catheter market. This business leverages DENTSPLY’s core competencies and provides a new growth opportunity within the broader consumable medical device markets.

•
Efficient use of capital while maintaining financial flexibility:  The transaction allows for an efficient use of capital as DENTSPLY can utilize balance sheet cash that resides outside of the U.S. and access the financial markets in a low cost debt environment.  The strong cash flow generation of the combined business provides financial flexibility and allows DENTSPLY to maintain a strong credit profile.

Financing and Approvals

DENTSPLY has committed financing in place from Morgan Stanley.  The Company intends to finance the transaction with a combination of cash on hand, commercial paper and long-term debt.  The transaction, which is expected to be completed before the end of 2011, is subject to receipt of approval from certain antitrust authorities.

Advisors

Morgan Stanley is acting as financial advisor to DENTSPLY, and Skadden, Arps, Slate, Meagher & Flom is serving as legal counsel.

Conference Call and Webcast

A conference call has also been scheduled for today, Wednesday, June 22, 2011 at 8:30 a.m. (Eastern Time).  A live broadcast is available through Shareholder.com by accessing DENTSPLY's website at www.dentsply.com.   In order to participate in the call, dial (800)-533-7954 for domestic calls and (785) 830-1924 for international calls. The Conference ID # is 3768287. At that time, you will be able to discuss this announcement with DENTSPLY's Chairman and Chief Executive Officer, Mr. Bret Wise, and Senior Vice President and Chief Financial Officer, Mr. William Jellison.

A rebroadcast of the conference call will be available to the public online at the DENTSPLY website www.dentsply.com. You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Pass code # 3768287.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provided the non-GAAP financial measure adjusted earnings per diluted share.  These adjusted amounts consist of GAAP amounts excluding (1) acquisition-related charges and deal-related amortization, (2) income tax-related adjustments and, (3) restructuring and other costs.  Adjusted earnings per diluted share are calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average shares outstanding.

The Company believes that the presentation of adjusted earnings per diluted share provides important supplemental information to management and investors seeking to understand the Company’s financial condition and results of operations.  The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

About DENTSPLY International, Inc.

DENTSPLY designs, develops, manufactures and markets a broad range of professional dental products including dental implants, endodontic instruments and materials, orthodontic appliances, restorative materials, preventive materials and devices, and prosthetic materials and devices. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry. DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

Forward Looking Statements

This press release, in addition to historical information, contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company. Words such as anticipate, expect, project, intend, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements.  Forward-looking statements relating to the proposed acquisition include, but are not limited to: statements about the benefits of the proposed acquisition involving the Company and Astra Tech, including future financial and operating results; the Company’s and Astra Tech’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the acquisition that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. Important factors could cause actual events or results may differ materially from those indicated by such forward-looking statements. With respect to the Company’s proposed acquisition of Astra Tech, these factors include, but are not limited to: the risk that the Company or Astra Tech may be unable to obtain governmental and regulatory approvals required for the transaction, or required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the acquisition or cause the parties to abandon the transaction; the risk that a condition to closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed acquisition; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; economic and foreign exchange rate volatility; the continued strength of the dental and medical device markets; the timing, success and market reception for the Company’s and Astra Tech’s new and existing products; the possibility of new technologies outdating the Company’s or Astra Tech’s products; uncertainty with respect to governmental actions with respect to dental and medical devices; outcomes of litigation; continued support of the Company’s and Astra Tech’s products by influential dental and medical professionals; changes in the general economic environment that could affect the businesses; and disruption from the transaction making it more difficult to maintain relationships with  the customers, key suppliers , management and executive employees.

For a more detailed description of these risk factors and additional risks and uncertainties, please refer to the Company’s Annual Report, Form 10-K and subsequent periodic reports on Forms 10-Q and other filings with the Securities and Exchange Commission. Copies of all recent SEC filings, and additional information about DENTSPLY, are available through our web site: www.dentsply.com. Forward-looking statements included in this release speak only as of the date of this press release. Neither the Company nor Astra Tech undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.

1 Adjusted earnings per share is a non-GAAP measures that exclude certain items detailed in this press release under the heading "Use of Non-GAAP Financial Measures."

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